                                                           Exhibit No. EX-99.p.6

                                 CODE OF ETHICS
                                       OF
                            CLEARBRIDGE ADVISORS(1)

SCOPE AND PURPOSE

Set forth below is the Code of Ethics (the  "Code")  for  ClearBridge  Advisors,
LLC,  ClearBridge Asset Management,  Inc. and Smith Barney Fund Management,  LLC
(collectively,  "ClearBridge"),  as required by Rule 204A-1 under the Investment
Advisers Act of 1940, as amended (the "Advisers  Act"), and Rule 17j-1 under the
Investment Company Act of 1940, as amended (the "Investment Company Act).

This Code is based on the  principle  that  ClearBridge  and its employees owe a fiduciary duty to  ClearBridge's  clients,  and that all persons covered by this code must therefore avoid activities, interests and relationships that might (i)
present a conflict of interest or the  appearance of a conflict of interest,  or
(ii)  otherwise  interfere with  ClearBridge's  ability to make decisions in the best interests of any of its clients.

This Code of Ethics applies to all officers,  directors and employees  (full and part time) of  ClearBridge  and certain  employees  of Legg Mason & Co., LLC and
Legg Mason Technology  Services,  Inc. who directly support  ClearBridge and who have been informed that they are so designated ("Access Persons").

STATEMENT OF POLICIES

(A)    STANDARDS OF BUSINESS CONDUCT

All Access Persons must comply with the following standards of business conduct:

          Clients Come First. At all times, Access Persons are required to place
          the   interests   of  clients   before  their  own  and  not  to  take
          inappropriate advantage of their position with ClearBridge.  An Access
          Person may not induce or cause a client to take action, or not to take action, for the Access Person's personal benefit,  rather than for the benefit of the client.

          Do Not Take  Advantage.  Access Persons may not use their knowledge of open,  executed,  or pending  portfolio  transactions to profit by the market effect of such  transactions,  nor may they use their knowledge of transactions or portfolio holdings of investment  companies managed by ClearBridge to engage in short term or other abusive trading.

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(1) This Code of Ethics pertains to ClearBridge Advisors, LLC, ClearBridge Asset
Management,   Inc.  and  Smith  Barney  Fund   Management   LLC   (collectively,
"ClearBridge").

Avoid Conflicts of Interest. Conflicts of interest may arise in situations where client relationships may tempt preferential treatment,  e.g., where account size or fee  structure  would make it more  beneficial  for the  adviser to  allocate certain  trades to a client.  Conflicts of interest may also arise in connection with  securities  transactions  by employees of the  adviser,  especially  those
employees  who  are  aware  of  actual   transactions   or  client  holdings  or
transactions under consideration for clients.

Compliance  policies and procedures have been adopted by ClearBridge in order to meet all legal obligations to our clients,  particularly those arising under the federal  securities laws and ERISA.  Procedures have been instituted to mitigate
or  obviate   actual  or  potential   conflicts  of  interest.   The  Compliance
Department's  role is to ensure that  appropriate  procedures are adopted by the business and to monitor to ascertain  that such  procedures  are  followed.  Any questions  relating  to this  Code or other  policies  or  procedures  should be addressed to the Compliance Department.

(B)    CONFIDENTIALITY

     Access Persons are expected to honor the confidential nature of company and client affairs.  Confidential information shall not be communicated outside of  ClearBridge  or  to  other  affiliated  companies  of  Legg  Mason,  in
     compliance  with  the  Information   Barrier  Policy,  and  shall  only  be
     communicated within ClearBridge on a "need to know" basis.

     Access  Persons  must  also  avoid  making  unnecessary  disclosure  of ANY
     internal  information   concerning   ClearBridge,   Legg  Mason,  or  their
     affiliates and their business relationships.

     For information relating to "material non-public  information" and "insider
     trading,"   please  see   ClearBridge's   Policy  on  Material   Non-Public
     Information on the intranet site.

(C)    REQUIREMENTS

     (i)  All Access Persons who are subject to this Code are required to comply with all federal securities laws applicable to ClearBridge's business.

     (ii) All Access Persons are required to comply with the Personal Securities
          Transactions Policy incorporated herein.

(D)    DUTY TO REPORT AND NON-RETALIATION POLICY

Should an employee  become aware of any conduct which the employee  believes may constitute a violation of this Code,  the law, or any  ClearBridge  policy,  the employee must promptly  report such conduct to the Chief  Compliance  Officer or his/her  designee.  All  information  about  potential or  suspected  violations reported to the Chief  Compliance  Officer will be investigated and the identity of  the  reporting  person  will  be  kept

confidential.  ClearBridge's  policy prohibits any retaliatory  action against a
reporting  person,  including  discharge,   demotion,   suspension,  threats  or
harassment.

ADMINISTRATION OF THE CODE

The Human  Resources  Department is responsible  for ensuring that a copy of the
Code is delivered to all persons at the  commencement  of their  employment with
ClearBridge.  As a condition of continuing employment, each employee is required to  acknowledge,  in writing (See Exhibit A),  receipt of a copy of the Code and that he or she understands  his/her obligations and  responsibilities  hereunder within 10 days of becoming an Access  Person  subject to this Code.  Each Access
Person is also obligated to  acknowledge  receipt of any amendments to the Code.
On an annual basis,  each Access Person must certify that s/he has complied with the Code.

Monitoring  for  compliance  with the Code shall be conducted by the  Compliance
Department.  Any violation of this Code by employees will be considered  serious and may result in  disciplinary  action,  which may  include  the  unwinding  of trades,  disgorgement  of profits,  monetary  fine or censure and  suspension or termination  of  employment.  Any violation of this Code will be reported by the
Compliance  Department  to the  person's  supervisor,  and, as  appropriate,  to
ClearBridge's Executive Committee and/or to the Chief Compliance Officers of any
funds managed by ClearBridge.

QUESTIONS

All questions about an individual's  responsibilities  and obligations under the
Code of Ethics should be referred to ClearBridge's  Chief Compliance  Officer or his/her designee.

OUTSIDE DIRECTORSHIPS

Personnel are prohibited  from serving on the board of directors of any publicly listed  or traded  company  (other  than Legg  Mason,  Inc.  or its  proprietary registered  investment companies) or of any company whose securities are held in any client portfolio, except with the prior authorization (See Exhibit B) of (i)
the Chief Executive Officer of ClearBridge or, in his/her absence, the Executive
Committee, and (ii) the General Counsel of Legg Mason, Inc, or his/her designee, based upon a  determination  that the board service would be consistent with the best interests of ClearBridge's clients. If permission to serve as a director is given, the company will be placed on the Restricted  List.  Transactions in that company's  securities for client and personal  securities  accounts will only be authorized when certification has been obtained from that company's Secretary or similar  officer that its  directors  are not in  possession  of material  price sensitive information with respect to its securities.

                     PERSONAL SECURITIES TRANSACTIONS POLICY

POLICY STATEMENT

While employees are neither  prohibited from holding  individual  securities nor engaging in individual  securities  transactions,  by promulgating  this Policy,
ClearBridge  is  not  endorsing  or  encouraging   such  activity.   ClearBridge
recognizes that in its role as an investment  adviser,  its responsibility is to its  clients and their  investments.  Clients  always  come  first.  ClearBridge believes that its primary  obligation is that any potential  investment first be
considered  from  the  perspective  of  its   appropriateness   for  any  client
portfolios.  Only  after it is  determined  that it is not  appropriate  for any client should an employee consider it for a personal account.

SUMMARY

All Access  Persons are subject to the  restrictions  contained in this Personal
Securities  Transactions  Policy (the "Policy") with respect to their securities transactions. The following serves as a summary of the most common restrictions.
Please  refer to specific  sections  that follow this  summary for more  detail, including  definitions of persons  covered by this Policy,  accounts  covered by this Policy ("Covered  Accounts"),  securities  covered by this Policy ("Covered
Securities"), reports required by this Policy ("Reports") and the procedures for compliance with this Policy.

o    All purchases or sales of equity securities and securities convertible into
     equity  securities   (generally,   stocks,   convertible  bonds  and  their
     equivalents)  by employees,  and certain of their family  members,  must be precleared, except as noted below.

o    All employees must execute their transactions in Covered Securities through approved  broker/dealers  ("Approved  Brokers").  Currently,  the following brokers are approved: E*Trade, TD Ameritrade,  Merrill Lynch, Smith Barney,
     CIS,  A.G.  Edwards,  Charles  Schwab  and  Fidelity.  Permission  to use a
     non-approved  broker  will only be granted in  exigent  circumstances  (See
     Exhibit C).

o    Portfolio  Managers and Portfolio  Manager  Associates are prohibited  from purchasing or selling a Covered  Security within seven calendar days before or after an  account  managed by them has traded in the same (or a related)
     security,  unless a de minimis exception applies. This includes a change in a model utilized in an "SMA" or "wrap" program.

o    All other  Investment  Personnel  (as defined  below) are  prohibited  from transacting  in a Covered  Security  on any day a client is trading in such security, unless a de minimis exception applies.

o    All other  Access  Persons are  prohibited  from  transacting  in a Covered
     Security  on any day a client is  trading in such  security,  , unless a de minimis exception applies.

o    De  Minimis  Exception:  There  is a de  minimis  exception  pertaining  to transactions  of up to 500 shares in any 7  calendar  day period of a large cap US equity  ($10  billion or greater  in market  cap) or the  equivalent number  of  shares  of non-US  large  cap  companies  trading  in the US as
     American Depository Receipts or American Depository Shares ("ADRs").

o    Employees are prohibited  from profiting from the purchase and sale or sale and  purchase  of a  Covered  Security,  or a related  security,  within 60 calendar days.

o    Investment  Personnel are prohibited  from buying  securities,  directly or indirectly,  in an initial public offering. Any other Access Person wishing to buy  securities,  directly or indirectly,  in an initial public offering must receive prior permission from one of the co-Chief  Investment Officers and the Chief Compliance Officer.

o    Any  employee  wishing to buy  securities,  directly  or  indirectly,  in a private  placement must receive prior  permission from the Chief Compliance
     Officer and his/her immediate supervisor (See Exhibit D).

o    All  employees  must  report all trades in  Reportable  Funds,  as defined, below.

o    Funds managed by ClearBridge ("Managed Funds"):

     o    Shares must be held in an Approved Brokerage Account (except if in the
          Citigroup or Legg Mason 401(k) plans)

     o    Shares are subject to a 60 day holding period, as explained below

DEFINITIONS

ACCESS PERSON means all employees,  directors or officers of ClearBridge and any employee  of Legg  Mason & Co.,  LLC  ("LM & Co.")  and  Legg  Mason  Technology
Services,  Inc.  ("LMTS") whose duties  primarily  involve  directly  supporting
ClearBridge's  business and who have been notified that they are subject to this
Code and such other persons as the Chief Compliance Officer shall designate.

Notwithstanding  anything  herein to the contrary,  this Code does not cover any individual  covered  under the Legg Mason & Co.,  LLC Code of Ethics  (the "Legg
Mason Access Persons"), including, without limitation:

(1)  the Legg Mason representatives on the Clearbridge Board of Directors; and

(2)  any other  employee  of Legg Mason and Co.,  LLC who may be  considered  an
     "Access  Person" to  ClearBridge  (as such term is  defined in Rule  204a-1 under the  Advisers  Act),  unless  such person has been  designated  as an
     Access Person subject to this Code by the Chief Compliance Officer.

ClearBridge  hereby delegates to the Legg Mason Legal and Compliance  Department responsibility for monitoring the Legg Mason Access Persons' compliance with the
Legg Mason & Co., LLC Code of Ethics and for  enforcing  the  provisions  of the
Legg Mason Code of Ethics against such persons.

INVESTMENT  PERSONNEL  means  any  Access  Person  who is a  portfolio  manager, portfolio  manager  associate,  analyst  or  trader  and  any  other  person  so designated by the Chief Compliance Officer.

COVERED  SECURITIES  means stocks,  notes,  bonds,  closed-end  funds, off shore funds,  hedge funds,  exchange  traded  funds  ("ETFs"),  debentures,  and other evidences of indebtedness,  including senior debt, subordinated debt, investment contracts,  commodity  contracts and futures.  The same limitations of this Code pertain to transactions in a security related to a Covered Security,  such as an option to purchase or sell a Covered Security and any security  convertible into or exchangeable for a Covered Security.

COVERED  ACCOUNTS means an account in which Covered  Securities are owned by you or an account in which you have a  Beneficial  Interest,  as  defined  below.  A
Covered  Account  includes all accounts  that could hold Covered  Securities  in which the Access  Person has a Beneficial  Interest  regardless of what, if any, securities  are maintained in such accounts  (thus,  even if an account does not hold Covered Securities, if it has the capability of holding Covered Securities, the account must be  disclosed).  Funds held directly with fund companies do not need to be disclosed if no Managed Funds (as defined below) or Reportable  Funds
(as  defined  below)  are  held in such  accounts.  Qualified  Tuition  Programs
("Section 529 plans" or "College Savings Plans") are not subject to this Policy.

SECURITIES AND TRANSACTIONS NOT COVERED BY THIS POLICY ARE:

o    shares in any open-end US  registered  investment  company  (mutual  fund), which is not managed, advised or sub-advised by ClearBridge or a Legg Mason affiliate

o    shares issued by money market funds, including Reportable Funds

o    shares issued by unit  investment  trusts that are invested  exclusively in one or more open-end funds other than reportable Funds

o    securities  which are  direct  obligations  of the U.S.  Government  (i.e.,
     Treasuries)

o    bankers'  acceptances,  bank  certificates  of deposit,  commercial  paper, repurchase agreements and other high quality short-term debt instruments(2)

IF A SECURITY IS NOT COVERED BY THIS POLICY, YOU MAY PURCHASE OR SELL IT WITHOUT
OBTAINING PRECLEARANCE AND YOU DO NOT HAVE TO REPORT IT.

APPROVED  BROKER  means  one  of  the  following  broker/dealers:   E*Trade,  TD
Ameritrade, Merrill Lynch, Smith Barney, [CIS], A.G. Edwards, Charles Schwab and
Fidelity.

MANAGED FUNDS means US registered  investment companies advised or subadvised by
ClearBridge.  They can include  proprietary  as well as  non-proprietary  funds.
Managed Funds must be held in an account maintained at an Approved Broker.

REPORTABLE FUNDS means US registered  investment companies advised or subadvised by any  advisory  affiliate of  ClearBridge.  They can include  proprietary  and non-proprietary funds.

BENEFICIAL INTEREST means the opportunity,  directly or indirectly,  through any contract, arrangement, understanding, relationship or otherwise, to share at any time in any profit derived from a transaction in a Covered Security.

You are deemed to have a Beneficial Interest in the following:

     (1)  any Security owned individually by you;

     (2)  any  Security  owned  jointly by you with others (for  example,  joint accounts,  spousal  accounts,  partnerships,  trusts  and  controlling interests in corporations); and

     (3)  any  Security  in  which a  member  of  your  Immediate  Family  has a
          Beneficial  Interest if the  Security is held in an account over which you have decision making  authority (for example,  you act as trustee, executor, or guardian).

You are deemed to have a  Beneficial  Interest in  accounts  held by your spouse
(including  his/her IRA  accounts),  minor  children  and other  members of your immediate family (children, stepchildren,  grandchildren, parents, step parents, grandparents,  siblings,  in-laws  and  adoptive  relationships)  who share your household. In addition, you are deemed to have a Beneficial Interest in accounts maintained by your domestic

--------------------------
(2) High quality  short-term  debt  instruments  means any  instrument  having a maturity  at  issuance  of less  than 366 days and  which is rated in one of the highest two rating  categories  by a Nationally  Recognized  Statistical  Rating
Organization, or which is unrated but is of comparable quality.

partner (an unrelated adult with whom you share your home and contribute to each other's support).  This presumption may be rebutted by convincing  evidence that the profits derived from transactions in the Covered Securities will not provide you with any economic benefit.

You have a Beneficial Interest in the following:

o    Your interest as a general partner in Covered  Securities held by a general or limited partnership;

o    Your  interest  as a  manager-member  in the Covered  Securities  held by a limited liability company;

o    Your interest as a member of an "investment  club" or an organization  that is  formed  for the  purpose  of  investing  a pool of  monies  in  Covered
     Securities;

o    Your ownership of Covered Securities as trustee where either you or members of your immediate  family have a vested interest in the principal of income of the trust;

o    Your ownership of a vested interest in a trust;

o    Your  status as a settler  or a trust,  unless  the  consent  of all of the beneficiaries is required in order for you to revoke the trust.

You  do  not  have  a  Beneficial  Interest  in  Covered  Securities  held  by a corporation, partnership, limited liability company or other entity in which you hold an equity interest  unless you are a controlling  equity holder or you have or share investment control over the Covered Securities held by the entity.

IF YOU ARE IN ANY DOUBT AS TO WHETHER AN ACCOUNT FALLS WITHIN THE  DEFINITION OF
COVERED ACCOUNT OR WHETHER YOU WOULD BE DEEMED TO HAVE A BENEFICIAL  INTEREST IN
AN ACCOUNT, PLEASE SEE COMPLIANCE.

BLACK OUT PERIODS

o    Portfolio  Managers - In order to prevent  buying or selling  securities in competition with orders for clients,  or from taking advantage of knowledge of  securities  being  considered  for  purchase  or sale  for  clients(3),
     Portfolio  Managers and the Portfolio  Manager  Associate  working directly with the Portfolio  Manager on his portfolios will not be able to execute a trade in a Covered  Security  within seven calendar days before or after an account  managed  by said  Portfolio  Manager  has traded in the same (or a related) security. The blackout period also pertains to situations when the
     Portfolio Manager changes a model utilized in an "SMA" or "wrap" program.

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(3) A security is "being  considered for purchase or sale" when a recommendation to purchase or sell a security has been made or  communicated  and, with respect to the person making the  recommendation,  when such person seriously  considers making such a recommendation.

o    Investment  Personnel  are  precluded  from  executing a trade in a Covered
     Security  on the same day that  there is a client  order for the same (or a related) security, unless a de minimis exception applies.

o    All Other Access  Persons are precluded from executing a trade in a Covered
     Security  on the same day that  there is a client  order for the same (or a related) security, unless a de minimis exception applies.

o    De Minimis  exception:  Transactions  involving share in certain  companies traded on US stock  exchanges or the NASDAQ will be approved  regardless of whether there are  outstanding  client  orders.  The  exception  applies to transactions  involving no more than 500 shares,  during any 7 calendar day period, per issuer (or the equivalent number of shares represented by ADRs)
     in securities of companies  with market  capitalizations  of $10 billion or more.  In the case of  options,  an employee  may  purchase or sell up to 5 option contracts to control up to 500 shares in the underlying  security of such large cap company.

o    Preclearance is required for all de minimis transactions.

HOLDING PERIODS

TRADES BY  EMPLOYEES  IN MANAGED  FUNDS ARE SUBJECT TO A 60 CALENDAR DAY HOLDING
PERIOD.  SECURITIES MAY NOT BE SOLD OR BOUGHT BACK WITHIN 60 CALENDAR DAYS AFTER
THE ORIGINAL TRANSACTION WITHOUT THE PERMISSION OF THE CHIEF COMPLIANCE OFFICER.

ACCESS  PERSONS  CANNOT  PURCHASE OR SELL THE SAME  COVERED  SECURITY  WITHIN 60
CALENDAR DAYS IF SUCH TRANSACTIONS WILL RESULT IN A PROFIT.

The Short Term Trading  Prohibition does not pertain to individual stock options that are part of a hedged position where the underlying  stock has been held for more than 60 calendar days and the entire  position  (including  the  underlying security) is closed out.

PRECLEARANCE

o    Preclearance is obtained through the Personal Trading Assistant found under
     "Legal & Compliance" in the LM Exchange. There is a link to the LM Exchange from the ClearBridge intranet site.

o    Preclearance  is valid until close of business on the  business  day during which  preclearance was obtained.  If the transaction has not been executed within that timeframe, a new preclearance must be obtained.

o    IF YOU WISH TO  PURCHASE  AN INITIAL  PUBLIC  OFFERING(4),  YOU MUST OBTAIN
     PERMISSION  FROM  ONE OF THE  CO-CIOS  AND THE  CHIEF  COMPLIANCE  OFFICER.
     PORTFOLIO MANAGERS CANNOT PARTICIPATE IN IPOS FOR THEIR PERSONAL ACCOUNTS.

o    IF YOU WISH TO  PURCHASE  SECURITIES  IN A PRIVATE  PLACEMENT,(5)  YOU MUST
     OBTAIN PERMISSION FROM THE CHIEF COMPLIANCE OFFICER AND YOUR SUPERVISOR.

--------------------------
(4) An IPO is an offering of securities registered under the Securities Act, the issuer of  which,  immediately  before  the  registration,  was not  subject  to reporting requirements under the federal securities laws.

(5) A private  placement is an offering of  securities  that are not  registered under the  Securities  Act because the offering  qualified for an exemption from the registration provisions.

                                       10

The following transactions do not require pre-clearance:

o    Transactions  in a Covered Account over which the employee has no direct or indirect  influence  or  control  such as where  investment  discretion  is delegated  in  writing to an  independent  fiduciary.  Fully  discretionary accounts  managed by either an internal or external  registered  investment adviser are permitted and may be custodied away from an Approved  Broker if
     (i) the employee receives  permission from the Chief Compliance  Officer or his/her  designee;  and (ii) there is no communication  between the manager and the employee  with regard to investment  decisions  prior to execution.
     The employee must designate that copies of periodic  (monthly or quarterly)
     statements that contain transaction information as detailed under Reporting
     Requirements be sent to the Compliance Department;

o    Transactions  in estate or trust  accounts  of which an employee or related person  has a  beneficial  ownership,  but no  power to  affect  investment decisions.  There must be no  communication  between the account(s) and the employee  with  regard to  investment  decisions  prior to  execution.  The employee must direct the  trustee/bank to furnish copies of statements that contain transaction information as detailed under Reporting Requirements to the Compliance Department;

o    Transactions  which are  non-volitional  on the part of the employee (i.e., the receipt of securities pursuant to a stock dividend or merger, a gift or inheritance).  However, the sale of securities acquired in a non-volitional manner is treated as any other transaction and subject to pre-clearance.

o    Sales pursuant to a bona fide tender offer.

o    Purchases  of the stock of a company  pursuant to an  automatic  investment
     plan  which  is  a  program  in  which  regular   periodic   purchases  (or
     withdrawals) are made  automatically  in (or from)  investment  accounts in accordance  with a  predetermined  schedule  and  allocation.  An automatic investment plan includes a dividend  reinvestment  plan.  Payroll deduction contributions  to 401(k)  plans  are  deemed to be  pursuant  to  automatic investment plans.  (Preclearance  and reporting of particular  instances of dividend  reinvestment  is not  required;  annual  reporting of holdings is required).

o    The receipt or  exercise of rights  issued by a company on a pro rata basis to all holders of a class of security and the sale of such rights. However, if you  purchase the rights from a  third-party,  the  transaction  must be pre-cleared. Likewise, the sale of such rights must be pre-cleared.

o    Purchases  and sales of Legg  Mason's  publicly  traded  securities  or the receipt or exercise of an employee  stock  option under any of Legg Mason's employee  stock plans.  Note:  All employees are subject to the Legg Mason,
     Inc. Policies and

                                       11

     Procedures Regarding Acquisitions and Disposition of Legg Mason Securities,
     which is an exhibit to this Code.

o    Purchases  of an  employer's  securities  done  under a bona fide  employee benefit  plan or the  receipt  or  exercise  of  options  in an  employer's securities  done under a bona fide employee  stock option plan of a company not  affiliated  with Legg Mason by an  employee  of that  company who is a member of an Access Person's immediate family do not require  preclearance.
     However,  sales  of the  employer's  stock,  whether  part of the  employee benefit or stock  option  plans,  do require  preclearance  and  reporting.
     Furthermore,  employee benefit plans that allow the employee to buy or sell
     Covered  Securities  other than those of the  employer  are  subject to the requirements  of the Code,  including  preclearance,  reporting and holding periods.

o    Any transaction  involving  non-financial  commodities,  futures (including
     currency   futures  and  futures  on  securities   comprising   part  of  a
     broad-based,  publicly  traded market based index of stocks) and options on futures.

o    Any  acquisition  or  disposition  of a  security  in  connection  with  an option-related  transaction that has been previously approved. For example, if you received clearance to buy a call and then decide to exercise it, you are not required to obtain preclearance in order to exercise the call.

o    Transactions involving options on broad-based indices,  including,  but not limited to, the S&P 500, the S&P 100,  NASDAQ 100,  Russell  2000,  Russell
     1000, Russell 3000, Nikkei 300, NYSE Composite and the Wilshire Small Cap.

o    Access  Persons  desiring  to  make  a  bona  fide(6)  gift  or  charitable contribution  of  Covered  Securities  or who  receive  a bona fide gift of
     Covered Securities,  including an inheritance,  do not need to preclear the transactions.  However,  such gift or contribution  must be reported in the next quarterly report (See "Reporting Requirements").

o    Any fixed income investment other than fixed income securities  convertible into equity securities.

o    Transactions in Managed Funds.

--------------------------
(6) A bona fide gift or  contribution  is one where the donor  does not  receive anything of monetary value in return.

                                       12

REPORTING REQUIREMENTS

All  personnel  are  required  to report the  establishment  of any new  Covered
Accounts  established  during the  quarter to  Compliance,  even if the  Covered
Account is with an Approved Broker.

The Approved  Brokers  provide the Compliance  Department with a daily report of all  transactions  executed by  personnel.  If you have  received  permission to maintain a Covered Account at other than an Approved Broker,  including  spousal accounts for which you received a waiver from the  requirement to preclear,  you
must  arrange  for  the  broker  to  provide   Compliance   with  the  following
information.

Reports of Each Transaction in a Covered Security

o    No later than at the opening of business on the business day  following the day of  execution  of a trade for a  Covered  Account,  Compliance  must be provided with the following information:

         name of security
         exchange ticker symbol or CUSIP
         nature of transaction (purchase, sale, etc.)
         number of shares/units or principal amount
         price of transaction
         date of trade
         name of broker
         the date the Access Person submits the report

Quarterly Reports

If you have engaged in a transaction  that did not require  preclearance but did require  reporting,  please  confirm that  Compliance  has received the required information, as follows:

o    No later than 30 days after the end of each calendar quarter, each employee who  maintains  a Covered  Account at other than an  Approved  Broker  will provide  Compliance with a report of all transactions in Covered Securities in the quarter,  including the name of the Covered  Security,  the exchange ticker symbol or CUSIP, the number of shares and principal amount,  whether it was a buy or sell,  the price and the name of the  broker  through  whom effected.

Annual Reports

o    Within 45 days  after the end of the  calendar  year,  each  employee  must report all  his/her  holdings  in Covered  Securities  as at  December  31, including the title,  exchange ticker symbol or CUSIP, number of shares and principal  amount of

                                       13

     each Covered Security the employee owns (as defined above) and the names of all Covered  Accounts.  This  includes  holdings in Managed and  Reportable
     Funds held in the Legg Mason and Citigroup 401(k) plans. The report will be made through certification on the Personal Trading Assistant.  Any holdings that do not appear should be provided to Compliance for entry in the system prior to certification. Any employee failing to certify within the required time  period  will not be  allowed  to  engage in any  personal  securities transactions.

OTHER REPORTS

Initial Employment

No later than 10 days after initial employment with ClearBridge, or notification of coverage under this Code,  each employee must provide  Compliance with a list of each Covered Security s/he owns (as defined above). The information provided, which  must be  current as of a date no more that 45 days prior to the date such person  became an employee (or subject to this Code),  must include the title of the security,  the exchange  ticker symbol or CUSIP,  the number of shares owned
(for  equities) and principal  amount (for debt  securities),  The employee must also provide information,  which must include the name of the broker,  dealer or bank with whom the  employee  maintains an account in which any  securities  are held for the direct or indirect  benefit of the employee.  This information will be  entered  into the  Personal  Trading  Assistant  by  Compliance  and must be certified to, electronically, by the employee before the employee can effectuate any  transactions.  If the employee does not maintain a Covered  Account with an
Approved Broker,  s/he will be given a reasonable amount of time to transfer the
Covered Account(s) to an Approved Broker.

Reportable Funds

No later than 30 days after the end of each calendar  quarter,  TRANSACTIONS  IN
REPORTABLE  FUNDS (OTHER THAN THOSE  MANAGED BY  CLEARBRIDGE)  MUST BE REPORTED,
INCLUDING  TRANSACTIONS  IN THE  LEGG  MASON  401(K).  ONLY  EXCHANGES  MUST  BE
REPORTED;  PAYROLL  DEDUCTIONS  AND  CHANGES  TO FUTURE  INVESTMENT  OF  PAYROLL
DEDUCTIONS DO NOT NEED TO BE REPORTED.

The information on personal securities  transactions  received and recorded will be deemed to satisfy the obligations contained in Rule 204A-1 under the Advisers
Act and Rule 17j-1 under the  Investment  Company Act.  Such reports may,  where appropriate,  contain  a  statement  to the  effect  that the  reporting  of the transaction  is not to be  construed  as an  admission  that the  person has any direct or indirect beneficial interest or ownership in the security.

                                       14

ADMINISTRATION OF THE CODE

At least annually, the Chief Compliance Officer, on behalf of ClearBridge,  will furnish to the boards or to the Chief  Compliance  Officer of any US  registered investment  companies  to which  ClearBridge  acts as adviser or  subadviser,  a written report that:

(i)  Describes  any issues  arising under the Code or this Policy since the last report to the board,  including,  but not  limited  to,  information  about material  violations  of the Code or this Policy and  sanctions  imposed in response to the material violations; and

(ii) Certifies that the ClearBridge has adopted procedures  reasonably necessary to prevent Access Persons from violating the Code or this Policy.

Adopted:  February 14, 2007*
Amended:  April 1, 2007
Amended:  June 1, 2007

*Amending and Restating the Code of Ethics
adopted January 28, 2005, as amended.

                                       15

                                                                       EXHIBIT A

                            CLEARBRIDGE ADVISORS, LLC
                       CLEARBRIDGE ASSET MANAGEMENT, INC.
                       SMITH BARNEY FUND MANAGEMENT, INC.

                     Acknowledgement of Code of Ethics Form

I acknowledge  that I have received and read the Code of Ethics for  ClearBridge dated  June 1,  2007.  I  understand  the  provisions  of the Code of  Ethics as described therein and agree to abide by them.

                              Employee Name (Print):
                                                    ----------------------------
                                          Signature:
                                                    ----------------------------
                                               Date:
                                                    ----------------------------

--------------------------------------------------- ----------------------------
Tax I.D./Social Security Number:
--------------------------------------------------- ----------------------------
Date of Hire:
--------------------------------------------------- ----------------------------
Job Function & Title:
--------------------------------------------------- ----------------------------
Supervisor:
--------------------------------------------------- ----------------------------
Location:
--------------------------------------------------- ----------------------------
Floor and/or Zone:
--------------------------------------------------- ----------------------------
Telephone Number:
--------------------------------------------------- ----------------------------

This  Acknowledgment  form  must be  completed  and  returned  within 10 days of employment to:

                             ClearBridge Compliance
                          620 Eighth Avenue, 47th Floor
                               New York, NY 10018

Original  signature  must be  sent,  however  a fax  copy  may be sent to  (877)
406-7343 in order to meet the ten (10) day deadline.

                                       16

                                                                       EXHIBIT B

                            CLEARBRIDGE ADVISORS, LLC
                       CLEARBRIDGE ASSET MANAGEMENT, INC.
                       SMITH BARNEY FUND MANAGEMENT, INC.

                            Outside Directorship Form

Employees  must obtain prior written  approval from the CEO and Legg Mason Legal and  Compliance  to serve as a  director  of any  publicly  held  company or any company  whose  securities  are held by  clients.  Employees  serving as outside
directors  are  not  entitled  to   indemnification  or  insurance  coverage  by
ClearBridge  or its  affiliates  unless  service on the board is at the specific written request of ClearBridge or its affiliates.

            COMPLETE ONE COPY OF THIS FORM FOR EACH APPLICABLE ENTITY

----------------------------------------------------------------------------------------------
Print Name                                                          Social Security Number
----------------------------------------------------------------------------------------------
Title                                                               Office Telephone Number
----------------------------------------------------------------------------------------------
Department Name                                    Location
----------------------------------------------------------------------------------------------
1. Name of Entity                                                                      Date
----------------------------------------------------------------------------------------------
2. Main Activity of the Entity
----------------------------------------------------------------------------------------------
3. Your Title or Function              Date Association/        Date Term         Annual
                                       Term Begins              Expires           Compensation
                                                                                  $
----------------------------------------------------------------------------------------------
4. Is the Directorship requested by           No       Yes       Attach copy of Request Letter
   ClearBridge or its affiliates?                                 and other details.
----------------------------------------------------------------------------------------------
5. Do you know of any significant adverse     No       Yes       Attach detail and documents.
   information about the entity or any
   actual or potential conflict of
   interest between the entity and
   ClearBridge or its affiliates?
----------------------------------------------------------------------------------------------

6. For PUBLIC COMPANIES attach the most       10-K              Ann. Rpt         Prospectus
   recent "10-K";  "10-Q"; Latest Annual      Attached          Attached         Attached
   Report; "8-K's"; and Prospectus

   For NON-PUBLIC ENTITIES attach             10-Q              8-K's            Fin. Stmts.
   Audit Financial Statements                 Attached          Attached         Attached

----------------------------------------------------------------------------------------------

7. Does the entity or any principal have      No       Yes      If  yes,  specify  Account No
   an account or other business                                 or  describe relationship
   relationship with ClearBridge or its
   affiliates?
----------------------------------------------------------------------------------------------
8.  Additional Remarks
----------------------------------------------------------------------------------------------
Employee Representations:

o    I will not use any  material  non-public  information  gleaned  through  my directorship for my own benefit nor share any such information with others.

----------------------------------------------------------------------------------------------
Employee Signature               Employee's Signature                                  Date
----------------------------------------------------------------------------------------------
Chief Executive Officer          Print Name                  Signature                 Date

----------------------------------------------------------------------------------------------

General Counsel of Legg Mason,   Print Name                  Signature                 Date
Inc.
----------------------------------------------------------------------------------------------

        Upon completion of this form, fax to Compliance at 877-406-7343, then forward via inter-office mail to:
    ClearBridge Compliance, 620 Eighth Avenue, 47th Floor, New York, NY 10018

                                       17

                                                                       EXHIBIT C

                            CLEARBRIDGE ADVISORS, LLC
                       CLEARBRIDGE ASSET MANAGEMENT, INC.
                       SMITH BARNEY FUND MANAGEMENT, INC.

                 Outside Brokerage Account Approval Request Form

Employee Name:
                  -------------------------

Tax Identification/Social Security Number:
                                             -------------------

The following  information is provided in order to obtain Compliance approval to open and/or maintain a brokerage account outside the approved list of brokers:

Outside Brokerage Firm Name:
                                    --------------------------------------------
Brokerage Firm Address:
(Where letter should be sent)
                                    --------------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------
Account Number:
                                    --------------------------------------------
Full Account Title:
                                    --------------------------------------------

Please  indicate  the reason why you are  requesting  to open and/or  maintain a brokerage account outside of the approved list of brokers:

|_|  The  account is a fully  discretionary  account  managed  by an  investment adviser, registered with the SEC.

|_|  The account is a joint  account with my spouse who works for the  brokerage firm where the account will be maintained.

|_|  The  account is my  spouse's  individual  account who works for a regulated entity.

|_|  Estate or trust  accounts  of which an  employee  or  related  person has a beneficial ownership,  but no power to affect investment  decisions.  There must be no  communication  between the  account(s)  and the  employee  with regard to investment decisions prior to execution.

|_|  Other:                                                .
             ----------------------------------------------

A copy of any relevant statement(s) and this completed form must be provided to:

                             ClearBridge Compliance
                          620 Eighth Avenue, 47th Floor
                               New York, NY 10018
                          Please Fax to: (877) 406-7343

----------------------                        ----------------------------------
Employee Signature                            Chief Compliance Officer Signature

                                       18

                                                                       EXHIBIT D

                            CLEARBRIDGE ADVISORS, LLC
                       CLEARBRIDGE ASSET MANAGEMENT, INC.
                       SMITH BARNEY FUND MANAGEMENT, INC.

                    Outside Investment Approval Request Form

ClearBridge  policy requires  employees to obtain the prior written  approval of the Chief  Compliance  Officer and your  immediate  supervisor  before making an outside  investment.  Examples of  "outside  investments"  include,  but are not limited to, Private  Placements and any investments in securities that cannot be made  through an Approved  Brokerage  account.  If the  investment  is a private placement,  you must  provide a copy of the  prospectus,  offering  statement or other similar document.

Employees must not make an outside  investment if such  investment may present a
potential  conflict  of  interest.   Approval  of  such  investment  reflects  a
determination that it does not pose a conflict of interest with clients.

----------------------------------------------------------------------------------------------
PRINT Name                                 Social Security Number                 Date
----------------------------------------------------------------------------------------------
Title/Position                                                         Office Telephone
                                                                       Number
----------------------------------------------------------------------------------------------
Department Name               Location
----------------------------------------------------------------------------------------------
Name of Investment                                             Anticipated Date    Amount of
                                                               of Investment       investment
                                                                                   $
----------------------------------------------------------------------------------------------
Type of
Investment        Private Placement                  Other investment which cannot be made
                                                     through an approved brokerage account.
                                                     (specify)
----------------------------------------------------------------------------------------------
Is your participation exclusively                        If No, Please explain
as a passive investor?                Yes        No      any other involvement.
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
Additional Remarks:

----------------------------------------------------------------------------------------------

  Employee Representations:

o    I certify that this investment does not take an investment opportunity from a client.

             Send the completed form and all relevant documents to:
    ClearBridge Compliance, 620 Eighth Avenue, 47th Floor, New York, NY 10018
                          Please Fax to (877) 406-7343
----------------------------------------------------------------------------------------------
 Employee      Employee's Signature                                                       Date
 Signature
----------------------------------------------------------------------------------------------
 Supervisor    Print Name of Supervisor   Title of Supervisor   Signature of Supervisor   Date
 Approval

----------------------------------------------------------------------------------------------
 Chief         Print Name of CCO                  Signature of CCO                        Date
 Compliance
 Officer
 Approval
----------------------------------------------------------------------------------------------

                                       19

                                                                       EXHIBIT E

                            CLEARBRIDGE ADVISORS, LLC
                       CLEARBRIDGE ASSET MANAGEMENT, INC.
                       SMITH BARNEY FUND MANAGEMENT, INC.

                   Initial Report of Securities Holdings Form

This report must be signed,  dated and returned within 10 days of employment and the holdings  report must be current as of a date not more than 45 days prior to the  employee  becoming a Covered  Person.  This report must be submitted to the
ClearBridge Advisors (CBA) Compliance Department, 620 Eighth Avenue, 47th Floor,
New York, NY 10018. Please Fax to (877) 406-7343

----------------------------------------------------------------------------------------------
Employee Name:                            Date of Employment:
               ----------------------                         -----------------

----------------------------------------------------------------------------------------------
Brokerage Accounts:

|_|  I do not have a beneficial  ownership of any account(s)  with any financial services  firm.  Please refer to Exhibit "A" for  definition  of beneficial ownership.

|_|  I maintain or have a beneficial  ownership in the following account(s) with the financial services firm(s) listed below (attach additional  information if necessary - e.g., a brokerage statement). Please include the information required  below  for  any  broker,  dealer  or bank  where  an  account  is maintained which holds securities for your direct or indirect benefit as of the date you began your employment.

------------------------------------------- -------------------------------------- -----------
Name of Financial Service(s)                 Account Title                          Account
Firm and Address                                                                    Number
------------------------------------------- -------------------------------------- -----------

------------------------------------------- -------------------------------------- -----------

------------------------------------------- -------------------------------------- -----------

Securities Holdings:

Complete  the  following  (or  attach a copy of your most  recent  statement(s))
listing all of the securities holdings in which you have a beneficial ownership, with the exception of non-proprietary  U.S.  registered  open-ended mutual funds for  which CBA does not  serve as  adviser  or  sub-adviser  and U.S  Government securities if:

o    You own securities that are held by financial services firm(s) as described above.  If you submit a copy of a  statement,  it must  include  all of the information  set forth  below.  Please be sure to  include  any  additional securities  purchased  since the date of the  brokerage  statement  that is attached. Use additional sheets if necessary.

o    Your securities are not held with a financial  service(s) firm (e.g., stock and dividend reinvestment  programs and private placements,  shares held in certificate form by you or for you or shares held at a transfer agent).

------------------ ---------------- --------------- ----------------- ------------------------
Title of           Ticker Symbol    Number of       Principal         Financial Services
Security           or CUSIP No.     Shares          Amount            Firm
------------------ ---------------- --------------- ----------------- ------------------------

------------------ ---------------- --------------- ----------------- ------------------------

------------------ ---------------- --------------- ----------------- ------------------------
|_|               I have no securities holdings to report.

Signature:                                                     Date of Signature:
           -----------------------------                                          ------------

                                       20